UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 27, 2019

FIFTH THIRD BANCORP

(Exact name of registrant as specified in its charter)

Ohio	001-33653	31-0854434
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Fifth Third Center 38 Fountain Square Plaza, Cincinnati, Ohio	45263
(Address of Principal Executive Offices)	(Zip Code)

(800) 972-3030

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Without Par Value	FITB	The NASDAQ Stock Market LLC
Depositary Shares Representing a 1/1000th Ownership Interest in a Share of 6.625% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series I	FITBI	The NASDAQ Stock Market LLC
Depositary Shares Representing a 1/40th Ownership Interest in a Share of 6.00% Non-Cumulative Perpetual Class B Preferred Stock, Series A	FITBP	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events

As previously announced, on August 7, 2019, Fifth Third Bancorp (“Fifth Third”) entered into an accelerated share repurchase transaction with Citibank, N.A. (“Citi”) pursuant to which Fifth Third would purchase approximately $200 million of its outstanding common stock (the “August 7th 2019 Repurchase”). Fifth Third is repurchasing these shares of its common stock as part of its 100 million share repurchase program previously announced in a press release on June 18, 2019 and a current report on Form 8-K filed on June 20, 2019 (the “June 2019 Repurchase Program”).

On August 27, 2019, Fifth Third was notified by Citi that it had finished purchasing shares in connection with the August 7th 2019 Repurchase. The August 7th 2019 Repurchase was executed in two tranches- each under a separate $100 million confirmation. In total, 3,936,388 shares have been repurchased under the first tranche at an average price of $25.85 per share (3,202,713 shares were repurchased upon execution of the first tranche and an additional 733,675 shares were repurchased today upon completion of the first tranche). A total of 3,944,525 shares have been repurchased under the second tranche at an average price of $25.7976 per share (3,202,713 shares were repurchased upon execution of the second tranche and an additional 741,812 shares were repurchased today upon completion of the second tranche). Accordingly, a total of 7,880,913 in aggregate were purchased in connection with the August 7th 2019 Repurchase.

After completion of the August 7th 2019 Repurchase, Fifth Third had approximately 86.6 million shares of remaining repurchase authority under the aforementioned June 2019 Repurchase Program.

Citi and certain of its affiliates have performed, and in the future may perform, various financial advisory and other services for Fifth Third and Fifth Third’s affiliates for which they have received, and may in the future receive, customary fees and expenses.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIFTH THIRD BANCORP
(Registrant)

August 28, 2019	By:	/s/ James C. Leonard
James C. Leonard
Executive Vice President and Treasurer